UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 28, 2020

Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15511 W. State Hwy 71, Suite 110-105, Austin, TX 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 650-7775
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCON	The NASDAQ Stock Market LLC

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Superconductor Technologies Inc. (the “Company”) received notice on September 28, 2020 from the Nasdaq Hearings Panel (the “Panel”) that it has determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) due to the Company’s non-compliance with Nasdaq Listing Rule 5550(a)(2) as a result of the Company’s failure to regain compliance with the minimum $1 bid price requirement.   As a result of the Panel’s decision, Nasdaq suspended trading in the Company’s securities effective at the open of business on Wednesday, September 30, 2020 and indicated that it intends to file a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”), notifying the SEC of Nasdaq’s determination to remove the Company’s common shares from listing on Nasdaq under Section 12(b) of the Securities Exchange Act of 1934, as amended. The formal delisting of the Company’s common shares from Nasdaq will become effective ten days after the Form 25 is filed. In connection with the suspension of trading on The Nasdaq Capital Market, the Company expects that its common shares will continue to be eligible to trade on the OTC Markets system under its existing trading symbol.

The Company issued a press release regarding the Panel’s decision on September 30, 2020, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Press Release dated September 30, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.

Date: October 1, 2020	By:	/s/ William J. Buchanan
William J. Buchanan
Chief Financial Officer